1st AMENDMENT TO

SUB-ADVISORY AGREEMENT

THIS 1st AMENDMENT TO THE SUB-ADVISORY AGREEMENT, made this 2nd day of November, 2023 (the “Amendment”), is between Lincoln Investment Advisors Corporation, a Tennessee corporation (“LIAC”) and American Century Investment Management, Inc. (“American Century”), a Delaware corporation.

WHEREAS, LIAC currently serves as investment adviser to the Lincoln Variable Insurance Products Trust (the “Trust”);

WHEREAS, American Century currently serves as sub-adviser to each of the series of the Trust noted in Schedule A hereto (each, a “Fund” and collectively, the “Funds”) pursuant to a written subadvisory agreement dated April 30, 2019, between LIAC and American Century (the “Agreement”);

WHEREAS, American Century and LIAC desire to amend the fee schedule (“Schedule A”) to the Agreement with respect to the Funds,

WHEREAS, effective March 13, 2023, Lincoln Investment Advisors Corporation underwent a name change to “Lincoln Financial Investments Corporation” (“LFI”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Schedule A shall be deleted and replaced with the attached Schedule A, effective as of December 1, 2023.

2.	All references in the Agreement to “Lincoln Investment Advisors Corporation” or “LIAC” are hereby changed to “Lincoln Financial Investments Corporation” or “LFI.”

3.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

4.	This Amendment may be executed in two or more counterparts which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

LINCOLN FINANCIAL INVESTMENTS CORPORATION		AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By:	/s/ Benjamin Richer	By:	/s/ Margie Morrison
Name:	Benjamin A. Richer	Name:	Margie Morrison
Title:	Senior Vice President	Title:	Senior Vice President

SCHEDULE A

Funds and Fee Schedule

The Adviser shall compensate the Sub-Adviser for services rendered to a Fund at the specified annual rate for such Fund as follows and as set for the in the table below and otherwise in accordance with the terms of this Agreement, as either may be amended from time to time:

Fund	Sleeve	Assets Under Management	Fee
LVIP American Century Balanced Fund	N/A	First $50 million	30 bps
		$50 million - $100 million	29 bps
		$100 million - $250 million	28 bps
		Over $250 million	27 bps
LVIP American Century Capital Appreciation Fund	N/A	First $200 million	40 bps
		$200 million - $500 million	38 bps
		Over $500 million	35 bps
LVIP American Century Disciplined Core Value Fund	N/A	First $100 million	20 bps
		$100 million - $500 million	17.5 bps
		Over $500 million	15 bps
LVIP American Century Inflation Protection Fund	N/A	First $100 million	15 bps
		$100 million - $250 million	13 bps
		$250 million - $500 million	11 bps
		Over $500 million	10 bps
LVIP American Century International Fund	N/A	First $50 million	49.5 bps
		$50 million - $100 million	45 bps
		$100 million - $500 million	40.5 bps
		Over $500 million	36 bps
LVIP American Century Large Company Value Fund	N/A	First $100 million	30 bps
		$100 million - $500 million	27 bps
		Over $500 million	25 bps
LVIP American Century Mid Cap Value Fund	N/A	First $250 million	40 bps
		$250 million - $500 million	37.5 bps
		Over $500 million	35 bps
LVIP American Century Select Mid Cap Managed Volatility Fund	Capital Appreciation	First $200 million	46 bps
		$200 million to $550	44 bps

million
		Over $550 million	42 bps
LVIP American Century Select Mid Cap Managed Volatility Fund	Mid Cap Value	First $300 million	42 bps
		Above $300 million	40 bps
LVIP American Century Ultra Fund	N/A	First $250 million	26 bps
		$250 million - $500 million	23 bps
		$500 million - $1 billion	21 bps
		$1 billion - $1.5 billion	19 bps
		Over $1.5 billion	18 bps
LVIP American Century Value Fund	N/A	First $100 million	30 bps
		$100 million - $500 million	27 bps
		Over $500 million	25 bps

Any such fee to the Sub-Adviser shall be payable in arrears for each month within 10 business days after the end of such month. If the Sub-Adviser shall serve for less than the whole of a month, the foregoing compensation shall be prorated.

The Managed Portion includes all funds and assets, including cash, cash accruals, additions, substitutions and alterations which are subject to advice by the Sub-Adviser. The Managed Portion excludes investments by the Managed Portion in investment vehicles or other instruments that pay an advisory fee to the Sub-Adviser or its affiliates.

The fee schedule for each Fund is based on the specific investment strategy of the Managed Portion for such Fund. Any deviation from the investment strategy for such Managed Portion described in the Investment Guidelines may result in a change in the specified fee for such Fund.